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                                                                    EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: TOM RAKOW
         FreeRealTime.com, Inc.
         949.916.4100

    FREEREALTIME.COM BOARD ELECTS NEW PRESIDENT AND APPOINTS NEW BOARD MEMBER

         ALISO VIEJO, CA, April 6, 2001 FreeRealTime.com, Inc., (OTC Bulletin
Board: FRTI), a Web-centric financial media and investment services company, empowering independent investors with "real-time actionable insight," including market data and research tools in order to make knowledgeable investing decisions, announced today that its Board of Directors has elected Michael Neufeld to the role of President and made him a member of its Board of Directors effective April 6, 2001. Neufeld, a CPA, age 34, has been Executive Vice President and Chief Financial Officer of the Company since March 2000. Prior to his employment with the Company he served for five years as Chief Financial Officer and Chief Operating Officer of Rand Technology, Inc., a semiconductor distribution company in Irvine, CA. He has more than 13 years experience in accounting and finance, including his public accounting career with Arthur Andersen and Co., and as President of Neufeld and Co., Inc., a private management advisory firm.

         Geoffrey Moore, Chairman of the Board explained, "Mike Neufeld has long been a valuable part of the Company's management team. His expanded role is a result of the Board's recognition of his contributions and the Company's need for his expertise in the current business environment."


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         Brad Gunn, Founder and Chief Internet Strategist stated: " I support the Board's move. Mike is integral to our efforts to act on our strategic initiatives both operationally and from a financial perspective."

About FreeRealTime.com.

         The Company, including the http://www.FreeRealtime.com and http://www.RedChip.com Web sites and The Red Chip Review, is a leading financial media company, empowering independent investors with "real-time actionable insight," including market data, and research tools in order to make knowledgeable investing decisions. The Company's various investment services deliver an extensive array of stock market data, proprietary research and commentary, financial news, community features, and sophisticated investment management tools for institutional investors, brokers and independent investors. Over 1.4 million investors have registered for the Company's online investment services, and we estimate that by publishing and distributing investment information we reach our investor audience several million times every month and that, in a typical month, they view in excess of 100 million pages of investment information on our various services.

         FreeRealTime.com has been recognized as a leader by such notable sources as CNBC, Online Investor, Forbes, The Wall Street Journal, and The Los Angeles Times. The Company also publishes proprietary equity research on nearly 300 companies under The RedChip Review(R) banner, as well as information about the emerging growth companies and their markets under the RedChip Reporter(TM), RedChip Radar(TM), and RedChip Profile(TM) trademarks. RedChip.com(TM) was recently recognized by Forbes' "Best of the Web" as the "Best of the Best" top small-cap research site. In addition, RedChip analysts' recommendations have consistently outperformed major benchmarks.

         Headquartered in Aliso Viejo, California, the Company also has offices in Portland, Oregon; San Francisco and Los Angeles, California.

         Visit the Company's Web sites at http://www.freerealtime.com and at http://www.redchip.com.

SOURCE FreeRealTime.com, Inc.

CONTACT: Geoffrey T. Moore, geoff@corp.freerealtime.com, 949-916-4100, for
         FreeRealTime.com, Inc.

URL:     http://www.redchip.com
         http://www.freerealtime.com
         http://www.prnewswire.com

(C) 2000 PR Newswire. All rights reserved.

KEYWORD:            California
INDUSTRY KEYWORD:   MLM
SUBJECT CODE:       ERN
                    OTC



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